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                                                                 Exhibit 24(b)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the Registration Statement of Lillian Vernon Corporation on Form S-8 of our report dated April 11, 1997 on our audits of the consolidated financial statements and financial statement schedules of Lillian Vernon Corporation and Subsidiaries as of February 22, 1997 and February 24, 1996, and for each of the three fiscal years in the period ended February 22, 1997, which report is included in its Annual Report on Form 10-K of Lillian Vernon Corporation filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934. We also consent to the reference to our Firm under the heading "Experts".


                                 COOPERS & LYBRAND, LLP





Stamford, Connecticut
September 25, 1997








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